Exhibit 99.1

VICTORY MEDICAL CENTER HOUSTON, LP
Financial Statements

December 31, 2014 and 2013

(With Report of Independent Auditors Thereon)

101ParklaneBlvd.,Suite201
SugarLand,TX77478-5521

Independent Auditors’ Report

To The General Partner

Victory Medical Center Houston, LP

We have audited the accompanying financial statements of Victory Medical Center Houston, LP (“the Company”), which comprise the balance sheet as of December 31, 2014, and the related statements of operations, changes in partners’ capital (deficit), and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

The financial statements of Victory Medical Center Houston, LP as of December 31, 2013, were audited by other auditors whose report dated April 28, 2014, expressed an unmodified opinion on those statements.

Going Concern and Liquidity

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, VMC Houston had no cash and cash equivalents, a working capital deficit of approximately $5,954,000 and a partners’ capital deficiency of approximately $2,073,000 at December 31, 2014.

The Company’s lack of liquidity has resulted in its inability to service its debt and it is in default of all notes payable. Additionally, the Company’s lack of liquidity has also resulted in various suits and claims by vendors.

The Company’s ability to execute a profitable business plan, which is necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, the Company impaired accounts receivable from related parties as of December 31, 2014, in the amount of approximately $5,907,000.

RBSM, LLP
Sugar Land, Texas

April 28, 2015

VICTORY MEDICAL CENTER HOUSTON, LP
Balance Sheets
December 31, 2014 and 2013

	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$-	$2,540
Patient Accounts receivable, net	6,737,569	14,762,155
Inventory	903,845	857,107
Prepaid expense and other current assets	396,944	235,423
Total current assets	8,038,358	15,857,225

Property and equipment, net	4,667,132	6,420,969

Other Assets
Due from related party	1,177,818	7,654,529
Other	133,395	155,891
Total other assets	1,311,213	7,810,420

TOTAL ASSETS	$14,016,703	$30,088,614

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$5,323,212	$5,738,032
Accrued expenses	1,225,110	3,763,855
Revolving line of credit	4,804,310	4,439,502
Current portion of long-term debt	1,500,000	144,180
Current maturities of obligations under capital lease	980,840	967,100
Current maturities of deferred rent obligation	158,694	128,916
Total current liabilities	13,992,166	15,181,585

Long-term liabilities
Long-term debt, net of current portion	-	361,478
Obligations under capital lease, net of current maturities	1,574,190	2,493,638
Deferred rent obligation, net of current maturities	523,704	639,154

Total liabilities	16,090,060	18,675,855

Partners’ Capital (Deficit)	(2,073,357)	11,412,759

TOTAL LIABILITIES AND MEMBERS' EQUITY	$14,016,703	$30,088,614

VICTORY MEDICAL CENTER HOUSTON, LP
Statement of Operations
For the Years Ended December 31, 2014 and 2013

	December 31,
	2014	2013
Revenue
Net patient service revenue	$22,303,008	$46,078,172

Operating expenses
Supplies	7,272,156	15,242,795
Salaries and benefits	6,765,483	7,968,823
Professional fees	2,700,788	2,540,067
Marketing	1,128,252	2,863,454
Rent expense	2,445,381	2,250,787
Other operating expenses	1,319,644	1,598,685
Depreciation	1,404,617	1,224,839
Related party expense allocation	4,108,191	3,989,672

Total operating expenses	27,144,512	37,679,122

Income (loss) from operations	(4,841,504)	8,399,050

Other income (expense):
Interest income	(516,705)	(422,622)
Other	362,993	37,292
Impairment of related party receivables	(5,907,182)	-
Total other income (expense), net	(6,060,894)	(385,330)

Income (loss) before income taxes	(10,902,398)	8,013,720
Income tax expense – Texas Margin Tax	-	(192,940)

Net income	$10,902,398	$7,820,780

VICTORY MEDICAL CENTER HOUSTON, LP
Statement of Changes in Partners’ Capital (Deficit)
For the Years Ended December 31, 2014 and 2013

	General	Limited	Total Partners'
	Partner	Partner	Capital (Deficit)
Balance at January 1, 2013	17,070.00	12,373,704.00	12,390,774.00

Activity for the year ended December 31, 2013
Capital Contributions	-	800,000.00	800,000.00
Capital Distributions	(728,409.00)	(8,870,386.00)	(9,598,795.00)
Net Income	19,423.00	7,801,357.00	7,820,780.00

Balance at December 31, 2013	(691,916.00)	12,104,675.00	11,412,759.00

Activity for the year ended December 31, 2014
Capital Contributions	984.00	124,016.00	125,000.00
Capital Distributions	(7,033.00)	(2,701,895.00)	(2,708,928.00)
Net loss	(12,790.00)	(10,889,608.00)	(10,902,398.00)

Balance at December 31, 2014	(710,755.00)	(1,362,812.00)	(2,073,567.00)

VICTORY MEDICAL CENTER HOUSTON, LP
Statement of Cash Flows
For the Years Ended December 31, 2014 and 2013

	December 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(10,902,398)	$7,820,780
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,404,617	1,224,839
Gain on sale of assets	349,221	-
Changes in operating assets and liabilities:
Impairment of related party accounts receivable	5,907,182	-
Patient Accounts receivable, net	8,024,586	5,987,196
Inventory	(46,738)	133,617
Prepaid expenses and other current assets	(161,521)	42,504
Other assets	-	-
Accounts payable	(414,609)	1,127,064
Accrued expenses	(2,538,746)	(1,158,410)
Deferred rent	(85,672)	(56,589)

Net cash provided by operating activities	1,535,922	15,121,001

Cash flows from investing activities:
Advances from related parties	569,529	(7,050,814)
Purchase of property and equipment	-	(1,996,644)
Decrease (Increase) in other assets	22,496	(117,050)

Net cash provided by (used in) investing activities	592,025	(9,164,508)

Cash flows from financing activities:
Debt Payments	(7,708,174)	(134,999)
Debt Proceeds	9,067,324	1,500,000
Capital lease proceeds	-	2,167,758
Capital lease repayments	(905,708)	(784,125)
Capital contributions	125,000	800,000
Cash contributions	(2,708,928)	(9,598,795)

Net cash provided by (used in) financing activities	(2,130,486)	(6,050,161)

Net decrease in cash and cash equivalents	$(2,540)	$(93,668)

Cash and cash equivalents, beginning of year	$2,540	$96,208

Cash and cash equivalents, end of year	$-	$2,540

Supplemental Disclosure:
Interest paid	$516,705	$422,622
Taxes paid	$-	$-

Non-cash investing and financing activities:
Equipment acquired under capital leases	$91,961	$140,118

See accompanying notes to consolidated financial statements.

NOTE 1 – ORGANIZATION

Victory Medical Center Houston, LP, a Texas limited partnership (VMC Houston), was formed on April 20, 2011, and operates a general surgical hospital facility with twenty-four inpatient beds and six operating rooms in the Texas Medical Center in Houston, Texas. VMC Houston began admitting patients in July, 2011.

Nobilis Healthcare is the general partner and owns a 55% partnership interest.

The remaining 45% interest in VMC Houston is owned by a syndicate of limited partners, which is generally comprised of practicing physicians. Refer to the subsequent events footnote 13 for the description of the Partnership Interest Purchase Agreement.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation, Going Concern and Liquidity
Our accounting and reporting policies conform to U.S. generally accepted accounting principles (GAAP) and to general practices within the healthcare industry. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

We have experienced significant disputes with insurance companies regarding reimbursement of out of network benefits described more fully in the commitments and contingencies disclosures elsewhere in these financial statements. These disputes have resulted in litigation against us by insurance carriers and counter claims by us again these carriers. Our settlement negotiations related to such disputes have resulted in our going in-network with the major insurance carriers in the Houston, Texas marketplace. Another result has been a significant deterioration of our collection rates and collection history as a result of such disputes. Collections have decreased to the point that VPC has entered into negotiations for the sale of the general partnership interest to another entity as more fully described in the subsequent events disclosures elsewhere in these financial statements. These financial statements are being presented on the going concern basis of accounting but not the liquidation basis, as the acquiring entity intends on maintaining our taxpayer identification number (the basis for most claims payments), our hospital license, our Medicare provider number and the recently negotiated managed care contracts.

We had no cash and cash equivalents, a working capital deficit of approximately $5,954,000 and a partners’ capital deficiency of approximately $2,073,000 at December 31, 2014, and had cash flows from operations for the years ended December 31, 2014 and 2013, of approximately $1,536,000 and $15,121,000, respectively. Our lack of liquidity has resulted in our inability to service our debt and we are in default of our notes payable. Our lack of liquidity has also resulted in various suits and claims by vendors. The carrying value of our accounts receivable is based on historical collection rates which may not apply as a result of our recently negotiated managed care contracts; however, we do not have a basis for determining any impairment in the carrying value of those accounts receivable as prior collection rate history will not apply with respect to future collections.

The new general partner’s ability to achieve its business plan, which is necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, we have impaired our account receivable from VPC and its affiliates as of December 31, 2014 by approximately $5,907,000. This impairment loss is reflected as an item of other income or expense and is not reflected in net income or loss from operations.

Revenues
Revenues consist primarily of net patient service revenues that are recorded based upon established billing rates less allowances for contractual adjustments. Revenues are recorded during the period the health care services are provided, based upon the estimated amounts due from the patients and third-party payers. Third-party payers include managed care health plans (includes plans offered through the health insurance exchanges, beginning in 2014), commercial insurance companies, and state agencies. We estimate the discounts for contractual allowances based upon payment history at the individual hospital level utilizing billing data on an individual patient basis. At the end of each month, on an individual hospital basis, we estimate our expected reimbursement for patients by payer based upon payment history with the given insurance carrier as well as quoted out-of-network benefit coverage levels.

We also record a provision for doubtful accounts (based primarily on historical collection experience) related to these uninsured accounts to record net self-pay revenues at the estimated amounts we expect to collect.

Revenues are concentrated in and tied to the healthcare industry and in particular to specialty healthcare related to spine and other surgical solutions. Significant changes in the industry or customer requirements, or the emergence of competitive products with new capabilities could adversely affect operating results. We are especially susceptible to economic conditions in the Houston, Texas metropolitan area in particular.

Recent Pronouncements
In May 2014, the Financial Accounting Standards Board and the International Accounting Standards Board issued a final, converged, principles-based standard on revenue recognition. Companies across all industries will use a five-step model to recognize revenue from customer contracts. The new standard, which replaces nearly all existing United States Generally Accepted Accounting Principles (“US GAAP”) and International Financial Reporting Standards revenue recognition guidance, will require significant management judgment in addition to changing the way many companies recognize revenue in their financial statements. The standard is effective for public entities for annual and interim periods beginning after December 15, 2016. Early adoption is not permitted under US GAAP. We are evaluating the effects the adoption of this standard will have on our financial statements and financial disclosures.

Cash and Cash Equivalents
Cash and cash equivalents include investments in financial instruments with an original maturity of three months or less. Cash and cash equivalents exclude funds which have been restricted and limited as to use through contractual arrangements. We maintain cash on deposit in demand accounts in federally insured domestic institutions to minimize risk. Balances in FDIC insured accounts from time to time exceed the federally insured limits.

Accounts Receivable
We provide for an allowance against accounts receivable that could become uncollectible by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. We estimate this allowance based on the aging of our accounts receivable by hospital, our historical collection experience by hospital for each type of payer, and other relevant factors. Payment pressure from insurance companies also affects our provision for contractual adjustments. We typically experience ongoing payment delays and disputes; however, we continue to work with these payers to obtain adequate and timely reimbursement for our services. There are various factors that can impact collection trends, such as changes in the economy, which in turn have an impact on unemployment rates and the number of uninsured and underinsured patients, and business practices related to collection efforts. These factors continuously change and can have an impact on collection trends and our estimation process.

Substantially all of our accounts receivable are due from patients for the provision of healthcare services and payable from insurance companies or governmental entities based on the patients’ contractual relationship with those entities. We grant credit to patients, under terms requiring timely payment. We generally do not require collateral or other security in extending credit to patients; however, we routinely obtain assignment of (or are otherwise entitled to receive) benefits payable under patients' health insurance programs, plans, or policies. We maintain a reserve for potential credit losses on patient accounts.

Fair Value of Financial Instruments
As of December 31, 2014, the carrying values of our financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximate their fair values due to their short maturities. Based on borrowing rates currently available to us for the line of credit with similar terms, the carrying value of our long term debt approximates fair value.

Inventory
Inventory consists of pharmaceuticals and medical supplies and is reflected at the lower of cost or market. Cost is based on the first in, first out method.

Property and Equipment
Property and equipment are initially recorded at cost. Depreciation and amortization of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Estimated Useful
Description	Life in Years

Buildings and improvements	15-40
Furniture, fixtures and equipment	3-10

The costs of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

Property under capital leases is stated at the fair value of the leased assets at the inception of the lease. Property under capital leases is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the property.

Long-Lived Assets
We periodically review the carrying value of our long-lived assets, such as property and equipment, whenever current events or circumstances indicate that the carrying amount of an asset may not be recoverable. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairment charges during 2014 or 2013.

Professional Liability Claims
Victory Medical Center Houston is subject to claims of liability for events occurring in the ordinary course of operations. To cover a portion of these claims, professional malpractice liability insurance and general liability insurance are maintained in amounts which are commercially available and believed to be sufficient for operations as currently conducted, although some claims may exceed the scope or amount of the coverage in effect.

When, in management’s judgment, claims are sufficiently identified, a liability is accrued for estimated costs and losses under such claims, net of estimated recoveries except where applicable laws, rules or regulations require us to report the gross estimate of potential or estimated losses.

Capital Accounts
We maintain a separate capital account for each partner. Capital accounts will subsequently be increased by the amount of all capital contributions made by such partner to the partnership and that portion of the partnership’s net income allocated to such partner and shall subsequently be decreased by the amount of cash or fair value of all actual and deemed distributions of cash or property made to such partner pursuant to the partnership agreement and that portion of the partnership’s net loss allocated to such partner.

Net income and losses have been allocated to the Partners in accordance with the limited partnership agreement and are generally based on each partner’s proportionate ownership in the partnership.

The partnership may pay distributions on the partnership units, which distributions may be paid in cash or property. Such distributions shall generally be made in proportion to each partner’s ownership percentage.

Rent Expense
Payments under operating leases are recognized as rent expense on a straight-line basis over the term of the lease. The difference between rent expense recognized for financial reporting purposes and actual payments made in accordance with the lease agreements is recognized as deferred rent.

Advertising Costs
We expense all advertising costs as incurred.

Debt Acquisition Costs
We expense debt acquisition costs over the estimated life of the related debt. These costs are included as additional interest expense.

Income Taxes
The Partners of VMC Houston report all items of income, expense, and other pass-through items of VMC Houston on their individual income tax returns. We reflect no provision or liability for federal income tax in our financial statements.

The state of Texas has a franchise tax known as the Texas Margin Tax. The tax is based on our taxable margin, as defined under the law, and is computed on total gross revenues reduced by the greatest of three defined amounts, rather than being based on Federal taxable income. The Texas Margin Tax is accounted for as an income tax.

Reclassifications
We have made reclassifications of like items in the balance sheet and statement of operations as of and for the year ended December 31, 2013 to conform to the presentation adopted as of and for the year ended December 31, 2014.

NOTE 3 - NET PATIENT RECEIVABLES & REVENUES

Patient accounts receivable are presented in these financial statements net of an allowance for contractual adjustments in the amounts of approximately $180,000,000 and $148,000,000 at December 31, 2014 and 2013, respectively. We provided no allowance for bad debts for either period.

VMC Houston’s concentrations of net revenues by payer classification for the years ended December 31, 2014 and 2013 are as follows:

Payer Classification	2014	%	2013	%

Commercial	24,294,612	25%	77,454,893	46%
Blue Cross Blue Shield	24,519,894	26%	47,020,444	28%
Workers Compensation	9,132,912	10%	16,189,402	10%
Self-Pay	15,163,352	16%	19,009,234	11%
Other	21,134,136	23%	9,037,414	5%

Total	94,244,906	100%	168,711,387	100%
Less contractual allowances	71,941,898		122,633,215

Net revenue	22,303,008		46,078,172

Collection rates by payer classification for significant payers for 2014 and 2013, respectively, consisted of the following:

Payer Classification	2014	2013

Commercial Insurance	31%	38%
Blue Cross Blue Shield	10%	22%
Workers Compensation	25%	25%

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2014 and 2013:

Description		2014	2013

Equipment, furniture and fixtures		$8,018,391	$7,864,722
Building and improvements		-	803,415
	$
Total cost of property and equipment		8,018,391	8,668,137
Less accumulated depreciation and amortization		3,351,259	2,247,168

Property and equipment, net		$4,667,132	$6,420,969

Depreciation expense for 2014 and 2013 amounted to $1,404,617 and $1,224,839, respectively.

NOTE 5 – REVOLVING LINE OF CREDIT

The revolving line of credit as of December 31, 2014 and 2013 consisted of the following:

Description	2014	2013

Revolving line of credit to UMB Bank, n.a. in the amount of $9,000,000, bearing interest at the Prime Rate plus 0.25% per annum (3.5% on December 31, 2014) secured by accounts receivable of VMC Houston	$4,804,310	-

Revolving line of credit of $5,000,000 with Bank of Houston interest payable monthly at prime plus one percent (1%), (4.25% as of December 31, 2013) per annum with a floor of six percent (6%), secured by accounts receivable, the guaranty of the general partner and its members including pledged. Under the terms of the credit agreement, with the outstanding balance due in full on February 13, 2013. The due date was subsequently amended to May 15, 2014. The loan was paid on January 24, 2014 with proceeds from a new loan with UMB Bank, NA		$4,439,502

Total revolving lines of credit	$4,804,310	$4,439,502

NOTE 6 – LONG TERM DEBT

Long-term debt consisted of the following at December 31, 2014 and 2013:

Description	2014	2013

Term loan payable to UMB Bank, NA, bearing interest at the Prime Rate plus 0.25% per annum (3.5% as of December 31, 2014), due in 60 monthly payments of $27,320, including principal and interest, secured by equipment of VMC Houston	$1,500,000	$-

Term loan to Bank of Houston, bearing interest at six and one-half percent (6.5%), due in monthly payments of $14,433, including principal and interest. Maturing in March 2017 secured by furniture, fixtures and equipment and the guaranty of the general partner and its members. This loan was repaid January 24, 2014 with a new loan from UMB Bank, NA	-	505,658

Total long-term debt	1,500,000	505,658
Less current maturities	1,500,000	144,180

Long-term debt, net	-	$361,478

VMC Houston and its affiliates have agreed to several positive and negative covenants with respect to the above described indebtedness. VMC Houston is in noncompliance with certain debt covenants and therefore all debt has been classified as current.

A schedule of future principal payments on long-term debt for the next five years is as follows:

Year Ending
December 31,	Amount

2015	$1,500,000

Total	$1,500,000

Note 7 – CAPITAL LEASES

We lease certain equipment under agreements that are classified as capital leases. Amortization of assets under capital leases is included in depreciation expense. These leases are discounted at an average interest rate of approximately 8%, are all secured by medical equipment and furniture and total payments under the leases as of December 31, 2014 amounted to $111,705 including interest.

A schedule of future principal payments on capital lease obligations for the next five years is as follows:

Year Ending
December 31,	Amount

2015	$980,840
2016	1,030,359
2017	501,912
2018	41,919

Total	2,555,030
Less current portion	980,840
Non-current portion	1,574,190

NOTE 8 - OPERATING LEASES

We have entered into various operating leases for office space, equipment and storage to support our business operations.

In June 2011, VMC Houston entered into a seven year operating lease agreement for its facility. The agreement calls for monthly straight line rent expense of $150,000 over the term of the lease generated by escalating payments beginning at approximately $117,000 per month and ending at $167,000 at the end of the lease. This resulted in a total deferred rental obligation of $682,398 and $768,070 as of December 31, 2014 and 2013, respectively, presented in these financial statements as:

Description	2014	2013
Current	$158,694	$128,916
Non-current	523,704	639,154
Total	682,398	768,070

The following is a schedule of minimum lease payments on all operating leases as of December 31, 2014:

Year Ending
December 31, 2014	Amount
2015	1,955,606
2016	1,975,194
2017	1,994,782
2018	1,002,762
6,928,344

Rent expense totaled $2,445,381 and $2,250,787 for the years ended December 31, 2014 and 2013, respectively.

NOTE 9 - PARTNERS’ CAPITAL

Capital contributions from limited partners in the amounts of $124,016 and $800,000 were made in 2014 and 2013, respectively.

During 2014 and 2013, cash distributions of $2,708,928 and $9,598,795, respectively, were made to all the partners.

NOTE 10 - RELATED PARTY TRANSACTIONS

Marketing and Supply Agreements
Victory Medical Center Houston has entered marketing and supply (implants/surgical supplies) agreements with entities related through common and direct ownership. During the years ended December 31, 2014 and 2013, approximately $2,267,000 and $2,523,000, respectively, of marketing and implant expenses incurred was paid to these related parties.

Expense Allocations
We are related through common ownership and management to Victory Healthcare and its subsidiaries. Victory Healthcare provides us with hospital management services and management support services, including accounting, business office, information systems support and an allocation of interest costs incurred. The actual cost of shared services is allocated to us each month based on a percentage of net patient revenues. Related party expense allocated to us from Victory Healthcare for the years ended December 31, 2014 and 2013 amounted to $1,908,148 and $3,989,672, respectively. Major components of related party expense allocations include salaries and benefits, marketing, professional fees, rent and other operating expenses.

Receivables
Related party receivables from Victory Healthcare and its subsidiaries, collectively, were $1,177.818 and $7,654,529, as of December 31, 2014 and 2013, respectively. We impaired a receivable from Victory Healthcare and its subsidiaries and affiliates in the amount of approximately $5,907,000 during the year ended December 31, 2014.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Litigation and Loss Contingencies
Victory Medical Center Houston is involved in various disputes with insurance companies regarding reimbursement of out of network benefits. One of these disputes is with Connecticut General Life Insurance Company (CIGNA) related to the payment of out of network benefits. Claims relating to 2013 totaling approximately $3,000,000 were not recognized as revenue for the year ended December 31, 2013 due to the uncertainty of the ultimate resolution of the dispute. The Company realized revenue related to settlement of these claims in the amount of approximately $1,499,000 during the year ended December 31, 2014. Our negotiated settlement with CIGNA included our becoming an in-network hospital provider.

In November 2013, VMC Houston received a claim against the facility for approximately $900,000, from United Healthcare (UH) for reimbursement of out-of-network benefits previously paid. UH and Victory are currently negotiating an "in-network plan" which would include consideration of overpayments made by UH (if any). However, the outcome of those negotiations and potential loss is undetermined.

We may, from time to time, be involved in litigation relating to other claims arising in the ordinary course of business. As of April 28, 2015, we are not aware of any claims or pending litigation that could be material to our financial position or results of operations.

Regulatory Compliance
The U.S. Department of Justice and other federal agencies are increasing resources dedicated to regulatory and compliance investigations of healthcare providers. We are subject to these regulatory efforts, and have a corporate compliance committee that monitors and responds to regulatory changes and any issues that may arise. We are not aware of any issues of noncompliance with federal regulations or any current or pending federal investigations relating to noncompliance issues.

NOTE 12 - INCOME TAXES

We file franchise tax returns for all entities with the state of Texas. Franchise taxes accrued and treated as an income tax expense for the years ended December 31, 2014 and 2013, amounted to none and $192,940, respectively. No franchise or income tax expense was paid during the years ended December 31, 2014 or 2013 as we file a consolidated Texas franchise tax return with our parent Victory Parent Company, LLC.

NOTE 13 - SUBSEQUENT EVENTS

Partnership Interest Purchase Agreement

On April 17, 2015 a partnership interest purchase agreement was entered into by Nobilis Health Holdings (“NHP”), a British Columbia corporation (Purchaser) and Victory Parent Company, LLC, a Texas limited liability company (“VPC”) and Victory Medical Houston GP, LLC, a Texas limited liability company (“GP”) together GP and VPC are together called the “Sellers”. VPC owned a partnership interest in Victory Medical Center, LP equal to 54.75% and VP owned all the GP units representing a .25% interest. NHP purchased all the partnership interests of VPC and GP subject to the terms and conditions of the purchase agreement. The purchase agreement indicates that the Purchaser shall purchase from the Sellers and Sellers shall sell to the Purchaser, the Purchased Interests, free and clear of all claims, encumbrances, proceedings, debts, demands or liabilities of any kind.

We have evaluated all other subsequent events through April 28, 2015, the date the financial statements were available for issuance, and are not aware of any subsequent events that would have a material impact on the accompanying financial statements, other than that described above.